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Carolina Power & Light Company
STATEMENTS  OF  CASH  FLOWS
(In thousands)
                                                                Three Months Ended      Nine Months Ended      Twelve Months Ended
                                                                ------------------      -----------------      -------------------
                                                                   September 30            September 30            September 30
                                                                   ------------            ------------            ------------
                                                                1994        1993        1994        1993        1994        1993
                                                                ----        ----        ----        ----        ----        ----
Operating Activities
  Net income............................................... $  120,253  $  118,642  $  267,292  $  282,624  $  331,164  $  353,473
  Adjustments to reconcile net income to net cash
   provided by operating activities
    Depreciation and amortization..........................    126,173     106,355     378,577     335,542     503,129     439,648
    Harris Plant deferred costs............................      4,078        (138)     12,205       5,027       7,611       6,516
    Harris Plant disallowance - Power Agency ..............          -      20,645           -      20,645           -      20,645
    Deferred income taxes..................................     (5,578)     19,611      (4,771)     33,590      32,993      78,060
    Investment tax credit adjustments......................     (2,884)     (4,061)     (8,653)     (9,848)    (11,612)    (12,258)
    Allowance for equity funds used during construction....     (1,660)     (2,520)     (5,761)     (6,431)     (8,330)     (9,087)
    Deferred fuel cost ....................................     28,626      36,984      20,411      33,810      13,965      24,707
    Net decrease (increase) in receivables, inventories
      and prepaid expenses.................................     19,246      (7,482)    (50,068)    (76,974)     19,103    (110,589)
    Net increase (decrease) in payables and accrued
      expenses.............................................     25,565      22,904      (1,234)    (12,639)    (50,608)       (147)
    Miscellaneous..........................................      2,983     (10,707)     15,512      27,831      (1,438)        530
                                                               -------     -------     -------     -------     -------     -------
     Net Cash Provided by Operating Activities.............    316,802     300,233     623,510     633,177     835,977     791,498
                                                               -------     -------     -------     -------     -------     -------
Investing Activities
  Gross property additions.................................    (63,935)    (86,922)   (191,876)   (230,390)   (302,609)   (319,505)
  Nuclear fuel additions...................................     (9,520)     (2,546)    (30,726)    (28,489)    (50,238)    (32,466)
  Contributions to external decommissioning trust..........     (4,746)     (3,780)    (18,461)    (11,086)    (28,253)    (15,285)
  Contributions to retiree benefit trusts..................          -      (1,250)    (16,000)     (2,500)    (17,250)     (9,167)
  Loan transactions with SPSP Trustee, net (Note 2)........          -       6,884           -      12,009       9,125      21,160
  Allowance for equity funds used during construction......      1,660       2,520       5,761       6,431       8,330       9,087
                                                               -------     -------     -------     -------     -------     -------
     Net Cash Used in Investing Activities.................    (76,541)    (85,094)   (251,302)   (254,025)   (380,895)   (346,176)
                                                               -------     -------     -------     -------     -------     -------
Financing Activities
  Proceeds from issuance of long-term debt.................          -     242,018     268,325     537,269     313,086     636,120
  Net decrease in pollution control bond escrow............          -           -           -       2,127           -       2,693
  Net increase (decrease) in short-term notes
    payable (maturity less than 90 days)...................    (57,600)    (25,900)    (61,000)    (41,800)     10,000       3,000
  Retirement of long-term debt.............................       (138)   (234,723)   (268,377)   (521,783)   (536,970)   (622,075)
  Purchase of Company common stock (Note 3)................    (86,732)          -     (86,732)          -     (86,732)          -
  Retirement of preferred stock............................          -           -           -           -           -     (95,950)
  Dividends paid on common stock (Note 2)..................    (64,226)    (65,902)   (192,398)   (197,706)   (257,441)   (261,197)
  Dividends paid on preferred stock........................     (2,400)     (2,402)     (7,214)     (7,206)     (9,482)    (11,669)
                                                               -------     -------     -------     -------     -------     -------
     Net Cash Used in Financing Activities.................   (211,096)    (86,909)   (347,396)   (229,099)   (567,539)   (349,078)
                                                               -------     -------     -------     -------     -------     -------
Net Increase (Decrease) in Cash and Cash Equivalents.......     29,165     128,230      24,812     150,053    (112,457)     96,244

Cash and Cash Equivalents at Beginning of the Period.......     19,254      32,646      23,607      10,823     160,876      64,632
                                                               -------     -------     -------     -------     -------     -------
Cash and Cash Equivalents at End of the Period............. $   48,419  $  160,876  $   48,419  $  160,876  $   48,419  $  160,876
                                                               =======     =======     =======     =======     =======     =======
Supplemental Disclosures of Cash Flow Information
  Cash paid during the period - interest................... $   52,719  $   56,518  $  148,349  $  167,160  $  199,990  $  227,588
                                income taxes...............     22,736      40,393      75,461      70,645     118,339     105,402

- --------------------
See Supplemental Data and Notes to Financial Statements.
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